UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2006
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposal of Assets
On May 10, 2006, SIFCO Industries, Inc. (“SIFCO”) and its Irish subsidiary, SIFCO Turbine Components Limited (“SIFCO Turbine”), completed the sale of the large aerospace portion of its turbine engine component repair business and certain related assets to SR Technics, which is based in Zurich, Switzerland (“SRT”), through a wholly-owned Irish subsidiary named SR Technics Airfoil Services Limited. Historically, the large aerospace portion of SIFCO Turbine’s turbine engine component repair business was operated in portions of two facilities located in Cork, Ireland, one of which will be sold as part of the transaction along with certain inventory, machinery and equipment, and intellectual property. Proceeds from the sale of the business were approximately $9.8 million, paid in cash, of which approximately $1.4 million was placed in escrow subject to the final satisfaction of certain post closing obligations. The assets that were sold had a net book value of approximately $4.4 million, of which $3.4 million was classified as assets held for sale and $1.0 million was classified as inventory at March 31, 2006. SIFCO Turbine retains substantially all existing liabilities of the business and SIFCO has guaranteed the performance by SIFCO Turbine of all of its obligations and liabilities under an applicable asset purchase agreement.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
The cash flows of the large aerospace portion of SIFCO Turbine’s turbine engine component repair business cannot be clearly distinguished operationally, and for financial reporting purposes, from the rest of its operations. While the related revenues of the large aerospace portion of its turbine engine component repair business can be clearly distinguished, the related costs cannot be clearly distinguished as there are many common costs that would require allocation. Consequently, the pro forma results of operations of the large aerospace portion of the turbine engine component repair business cannot be reported in accordance with Article 11, Pro Forma Financial Information, of Regulation S-X. Net Sales of the large aerospace portion of the turbine engine component repair business that was sold were approximately $8.4 million and $10.4 million in the first six months of fiscal 2006 and 2005, respectively.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)

Date: May 15, 2006	/s/ Frank A. Cappello

Frank A. Cappello Vice President – Finance and Chief Financial Officer (Principal Financial Officer)